As filed with the Securities and Exchange Commission on September 17, 2008

SEC File No. 333-145871

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PLATINUM STUDIOS, INC.

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	20-5611551 (I.R.S. Employer identification No.)

11400 W. Olympic Blvd., 14th Floor

Los Angeles, California 90064

Address of principal executive offices) (Zip Code)

Platinum Studios, Inc. 2007 Incentive Plan

(full title of the plan)

 Brian Altounian, President & Chief Operating Officer

11400 W. Olympic Blvd., 14th Floor

Los Angeles, California 90064

(Name and address of agent for service)

(310) 807-8100

(Telephone number, including area code, of agent for service)

With a copy to:

Maxyar H. Mazarei, Esq.

Dietrich & Mazarei, LP

11300 West Olympic Blvd., Suite 800

Los Angeles, California 90064

Telephone: (310) 312-6888

Facsimile: (310) 312-6680

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value	30,000,000(2)	$0.10 (4)	$3,000,000	$117.90
Common Stock, $0.0001 par value	15,000,000(3)	$0.15 (5)	$2,250,000	$88.42
Total	45,000,000		$5,250,000	$206.32

(1)

Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, there are also registered hereunder such indeterminate number of additional shares as may be issued to the selling stockholders to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents shares of common stock issuable upon exercise of issued and outstanding stock options and shares of common stock issued pursuant to the Platinum Studios, Inc. 2007 Incentive Plan.
(3)	Represents shares of common stock reserved for issuance under the Platinum Studios, Inc. 2007 Incentive Plan.
(4)

The Proposed Maximum Offering Price Per Share is calculated in accordance with Rule 457(h) of the Securities Act of 1933, as amended, based upon: (i) the average exercise price of $.10 per common share of outstanding options to purchase common shares that have been issued to date pursuant to the Platinum Studios, Inc. 2007 Incentive Plan.

(5)

Estimated solely for purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on May 15, 2008 of $0.15

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement relates to two separate prospectuses.

Section 10(a) Prospectus: Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

Reoffer Prospectus: The material that follows Item 2, up to but not including Part II of this Registration Statement, of which the reoffer prospectus is a part, constitutes a "reoffer prospectus," prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or re-sales of common shares which are deemed to be "control securities" or "restricted securities" under the Securities Act that have been acquired by the selling shareholders named in the reoffer prospectus.

Item 1.            Plan Information.

Platinum Studios, Inc. ("We", "us", "our company" or "Platinum") will provide each participant (the "Recipient") with documents that contain information related to our Platinum Studios, Inc. 2007 Incentive Plan and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not filed as a part of this Registration Statement on Form S-8 (the "Registration Statement"). The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives common shares covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2.            Registrant Information and Employee Plan Annual Information.

We will provide to each Recipient a written statement advising him/her of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral notice by contacting:

Brian Altounian, President & Chief Operating Officer

  11400 W. Olympic Blvd., 14thFloor

Los Angeles, California 90064

Telephone: (310) 807-8100

*   Information required by Part I to be contained in Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as  amended, and Note to Part I of Form S-8.

REOFFER PROSPECTUS

Platinum Studios, Inc.

21,715,000 Shares of

Common Stock

This reoffer prospectus relates to the sale of 21,715,000 shares of our common stock, $0.0001 par value per share, including shares of common stock and shares issuable upon exercise of currently outstanding stock options issued pursuant to the Platinum Studios, Inc. 2007 Incentive Plan that may be offered and resold from time to time by certain eligible participants and existing selling shareholders identified in this prospectus for their own account. It is anticipated that the selling shareholders will offer common shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling shareholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling shareholders will be borne by us.

The shares of common stock will be issued pursuant to awards granted under our Platinum Studios, Inc. 2007 Incentive Plan and are "control securities" under the Securities Act before their sale under this reoffer prospectus. This reoffer prospectus has been prepared for the purposes of registering the common shares under the Securities Act to allow for future sales by selling shareholders on a continuous or delayed basis to the public without restriction.

The selling shareholders and any brokers executing selling orders on their behalf may be deemed to be "underwriters" within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

Our common stock is quoted on the OTC Bulletin Board under the symbol PDOS.OB. The closing sale price for our common stock on September 12, 2008 was $0.11 per share.

Investing in our common stock involves risks. See "Risk Factors" on page 3 of this reoffer prospectus. These are speculative securities.

Since our company does not currently meet the registrant requirements for use of Form S-3, the amount of common shares which may be resold by means of this reoffer prospectus by each of the selling stockholders, and any other person with whom he or she is acting in concert for the purpose of selling securities of our company, must not exceed, in any three month period, the amount specified in Rule 144(e) promulgated under the Securities Act.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 17, 2008.

PLATINUM STUDIOS, INC.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms “Platinum Studios”, the “Company”, “we”, “us” and “our” refer to Platinum Studios, Inc.

PLATINUM STUDIOS, INC.

OUR BUSINESS

We are an entertainment company that works with independent comic book creators and small publishers to form an independent library of over 5,600 comic book characters which we adapt and produce for all forms of media.  Our library contains characters in a full range of genre and styles.  With deals in place with film studios and media players, our management believes we are positioned to become a leader in the creation of new content across all media.

We are focused on adding titles and expanding our library with the primary goal of creating new franchise properties and characters.  In addition to in-house development and further acquisitions, we are developing content with professionals outside the realm of comic books.  We have teamed up with screenwriters, producers, directors, movie stars, and novelists to develop entertainment content and potential new franchise properties.  We believe our core brand offers a broader range of storylines and genres than the traditional superhero-centric genre.  Management believes this approach is maintained with Hollywood in mind, as the storylines offer the film industry fresh, high-concept brandable content as a complimentary alternative to traditional super hero storylines.

Over the next several years, we are working to become the leading independent comic book commercialization producer for the entertainment industry across all platforms including film, television, direct-to-home, publishing, and digital media, creating merchandising vehicles through all retail product lines.  Our management believes this will allow us to maximize the potential and value of our owned content creator relationships and acquisitions, story development and character/franchise brand-building capabilities while keeping required capital investment relatively low.

Platinum Studios derives revenues from a number of sources in each of the following areas:  Print Publishing, Digital Publishing, Filmed Entertainment, and Merchandise/Licensing.

We have incurred losses since our inception. For the six months ended June 30, 2008 (unaudited) and for the years ended December 31, 2007 and December 31, 2006, the Company generated revenue of $556,267, $1,956,054 and $180,500, respectively.  For the same periods, the Company incurred net losses of $6,010,699, $5,192,815 and $4,272,780 respectively.  At June 30, 2008 (unaudited), December 31, 2007 and December 31, 2006, total assets were $974,597, $802,301 and $1,141,088, respectively.  At June 30, 2008 (unaudited), December 31, 2007 and December 31, 2006, the Company had a working capital deficit of $4,281,342, $ $3,560,858 and $2,027,806, respectively.

In the audit report dated March 29, 2008, our auditors noted the financial statements of the Company were prepared assuming the Company will continue as a going concern.  Due to the recurring losses from operations and insufficient assets available to fund activities, they expressed a “going concern” opinion reflective of their substantial doubt about the ability of the Company to continue as a going concern.

We were founded as a California limited liability company on November 20, 1996.  On September 15, 2006, we filed Articles of Incorporation with Statement of Conversion to convert to a California stock corporation.  The Plan of conversion provided for the issuance of an aggregate of 135,000,000 shares to the former members of the limited liability company. Our principal offices are located at 11400 W. Olympic Blvd. Suite 1400, Los Angeles, CA 90064 and our phone number is (310) 807-8100.

The Offering

Common stock outstanding before the offering……………	231,814,701 shares.

Common stock offered by selling stockholders.........……	21,715,000 shares of common stock, including 7,250,000 shares issued under the Platinum Studios, Inc. 2007 Incentive Plan and 14,465,000 shares issuable upon exercise of outstanding stock options.(1)

Common stock to be outstanding after the offering....……	246,279,701 shares, which includes 14,465,000 shares issuable upon exercise of outstanding stock options.

Use of proceeds................................………………………

We will receive the exercise price from the sale of shares to the selling stockholders when, and if, such selling stockholders exercise their stock options. Any proceeds received by us from the exercise of such stock options will be used for general working capital purposes.

OTC Bulletin Board Symbol..........………………………	PDOS.OB

Forward-Looking Statements………………………………

This prospectus contains forward-looking statements that address, among other things, our strategy to develop and grow our business, projected capital expenditures, liquidity, and our development of additional revenue sources. The forward-looking statements are based on our current expectations and are subject to risks, uncertainties and assumptions. We base these forward-looking statements on information currently available to us, and we assume no obligation to update them. Our actual results may differ materially from the results anticipated in these forward-looking statements, due to the various factors described under “Risk Factors.”

RISK FACTORS

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

WE HAVE A LIMITED OPERATING HISTORY UPON WHICH YOU CAN BASE AN INVESTMENT DECISION.

Our company was formed on November 20, 1996 and has only recently begun to fully exploit our library of characters.  The first ten years of our existence were spent acquiring and building our library.  There can be no assurance at this time that we will operate profitably or that we will have adequate working capital to meet our obligations as they become due.  Management believes that our success will depend in large part on the continued shift from print to digital media as well as the ability to monetize that shift.  We intend to invest heavily in developing and marketing our library of characters, primarily for the web and traditional media outlets, i.e. film and television, with print as a secondary medium.  However, there can be no assurance that such investments will yield the anticipated returns.

COMPETITION FROM PROVIDERS OF SIMILAR PRODUCTS AND SERVICES COULD MATERIALLY ADVERSELY AFFECT OUR REVENUES AND FINANCIAL CONDITION

The industry in which we compete is a rapidly evolving, highly competitive and fragmented market, which is based on consumer preferences and requires substantial human and capital resources. We expect competition to intensify in the future. There can be no assurance that we will be able to compete effectively.  We believe that the main competitive factors in the entertainment, media and communications industries include effective marketing and sales, brand recognition, product quality, product placement and availability, niche marketing and segmentation and value propositions. They also include benefits of one's company, product and services, features and functionality, and cost. Many of our competitors are established, profitable and have strong attributes in many, most or all of these areas. They may be able to leverage their existing relationships to offer alternative products or services at more attractive pricing or with better customer support. Other companies may also enter our markets with better products or services, greater financial and human resources and/or greater brand recognition. Competitors may continue to improve or expand current products and introduce new products. We may be perceived as relatively too small or untested to be awarded business relative to the competition. To be competitive, we will have to invest significant resources in business development, advertising and marketing.  We may also have to rely on strategic partnerships for critical branding and relationship leverage, which partnerships may or may not be available or sufficient. We cannot assure you that we will have sufficient resources to make these investments or that we will be able to make the advances necessary to be competitive. Increased competition may result in price reductions, reduced gross margin and loss of market share. Failure to compete successfully against current or future competitors could have a material adverse effect on the Company’s business, operating results and financial condition.

THE SPECULATIVE NATURE OF THE ENTERTAINMENT, MEDIA AND COMMUNICATIONS INDUSTRY MAY RESULT IN OUR INABILITY TO PRODUCE PRODUCTS OR SERVICES THAT RECEIVE SUFFICIENT MARKET ACCEPTANCE FOR US TO BE SUCCESSFUL.

Certain segments of the entertainment, media and communications industry are highly speculative and historically have involved a substantial degree of risk. For example, if a property is optioned by a studio, the option may not get exercised, or if exercised, a film may still not be made, or even if a film is made, the success of a particular film, video game, program or recreational attraction depends upon unpredictable and changing factors, including the success of promotional efforts, the availability of alternative forms of entertainment and leisure time activities, general economic conditions, public acceptance and other tangible and intangible factors, many of which are beyond our control. If we are unable to produce products or services that receive sufficient market acceptance we may not generate sufficient revenues to maintain our operations and our business will be unsuccessful.

CHANGES IN TECHNOLOGY MAY REDUCE THE DEMAND FOR THE PRODUCTS OR SERVICES WE MAY OFFER FOLLOWING A BUSINESS COMBINATION.

The entertainment, media and communications industries are substantially affected by rapid and significant changes in technology. These changes may reduce the demand for certain existing services and technologies used in these industries or render them obsolete. We cannot assure you that the technologies used by or relied upon or produced by a target business with which we effect a business combination will not be subject to such occurrence. While we may attempt to adapt and apply the services provided by the target business to newer technologies, we cannot assure you that we will have sufficient resources to fund these changes or that these changes will ultimately prove successful. If we are unable to respond to quickly to changes in technology our business will fail.

WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR BUSINESS MODEL, WHICH IS SUBJECT TO INHERENT UNCERTAINTIES .

Our business model is predicated on our ability to control all of the rights surrounding our IP in order to properly monetize and exploit each property in the most appropriate medium.  We cannot assure that there will be a large enough audience for our IP or the media projects or merchandise based on them, or that prospective customers will agree to pay the prices that we propose to charge.  In the event our customers resist paying the prices we set for our products, our business, financial condition, and results of operations will be materially and adversely affected.

MANY OF OUR COMPETITORS ARE LARGER AND HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO AND THOSE ADVANTAGES COULD MAKE IT DIFFICULT FOR US TO COMPETE WITH THEM.

The global media industry is competitive.  There are a substantial number of traditional and established print publishers, film studios, production companies and internet media companies with which we compete directly and indirectly, many of which have significantly greater financial resources, higher revenues, and greater economies of scale than us.  While we believe that we are unique in our utilization of web-based comics as our primary publishing option, new technologies may be developed in the future which will compete with our publishing plan, and such technology may already be in development.  We will attempt to distinguish ourselves from our competitors, but there can be no assurance that we will be able to penetrate the market.  We believe that our intellectual property is attractive to an online audience in light of the recent worldwide trend to move publishing from print to electronic media.  Nevertheless, there is no assurance that we will compete successfully with existing or future competitors in the film industry. If we are not successful in competing with these traditional and established businesses we will be unable to generate any revenues.

WE MAY BE UNABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY FROM INFRINGEMENT BY THIRD PARTIES.

Our business plan is significantly dependent upon exploiting our intellectual property. There can be no assurance that we will be able to control all of the rights for all of our property or that some of the rights may not revert to their original owners after the expiration of their respective option periods. We may not have the resources necessary to assert infringement claims against third parties who may infringe upon our intellectual property rights. Litigation can be costly and time consuming and divert the attention and resources of management and key personnel. We cannot assure you that we can adequately protect our intellectual property or successfully prosecute potential infringement of our intellectual property rights. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. Our failure to protect our intellectual property rights may result in a loss of revenue and could materially adversely affect our operations and financial condition.

OUR FILMS MIGHT BE LESS SUCCESSFUL ECONOMICALLY THAN WE ANTICIPATE.

We cannot predict the economic success of any of our films because the revenue derived from the distribution of a film depends primarily upon its acceptance by the public, which cannot be accurately predicted. The economic success of a film also depends upon the public’s acceptance of competing films, critical reviews, the availability of alternative forms of entertainment and leisure time activities, piracy and unauthorized recording, transmission and distribution of films, general economic conditions, weather conditions and other tangible and intangible factors, none of which can be predicted with certainty. We expect to release a limited number of films per year as part of our film slate. The commercial failure of just one of those films could have a material adverse effect on our results of operations in both the year of release and in the future.

OUR FILMS MIGHT BE MORE EXPENSIVE TO MAKE THAN WE ANTICIPATE.

We expect that future financing which we may obtain will provide the capital required to produce our film slate. Expenses associated with producing the films could increase beyond projected costs because of a range of factors such as an escalation in compensation rates of talent and crews working on the films or in the number of personnel required to work on films, or because of creative problems or difficulties with technology, special effects and equipment. In addition, unexpected circumstances sometimes cause film production to exceed budget.

WE MIGHT BE DISADVANTAGED BY CHANGES OR DISRUPTIONS IN THE WAY FILMS ARE DISTRIBUTED.

The manner in which consumers access film content has undergone rapid and dramatic changes. Some ancillary means of distribution, such as the DVD market, have gained importance, while others have faded. We cannot provide any assurance that new distribution channels will be as profitable for the film industry as today’s channels or that we will successfully exploit any new channels. We can also not provide any assurance that current distribution channels, such as the DVD market, will maintain their profitability. In addition, films and related products are distributed internationally and are subject to risks inherent in international trade including war and acts of terrorism, instability of foreign governments or economies, fluctuating foreign exchange rates and changes in laws and policies affecting the trade of movies and related products.

WE MIGHT LOSE POTENTIAL SALES BECAUSE OF PIRACY OF FILMS AND RELATED PRODUCTS.

With technological advances, the piracy of films and related products has increased. Unauthorized and pirated copies of our films will reduce the revenue generated by those films and related products.

OUR SUCCESS IS DEPENDENT UPON AUDIENCE ACCEPTANCE OF OUR  ENTERTAINMENT CONTENT WHICH IS DIFFICULT TO PREDICT

The production and distribution of comic books, online publishing, television programs, motion pictures and other entertainment content are inherently risky businesses because the revenues we derive and our ability to distribute and license rights to our content depend primarily upon its acceptance by the public, which is difficult to predict. Audience tastes change frequently and it is a challenge to anticipate what content will be successful at a certain point in time.  In addition, the commercial success of our content also depends upon the quality and acceptance of competing programs, motion pictures and other content available or released into the marketplace at or near the same time. Other factors, including the availability of alternative forms of entertainment and leisure time activities, general economic conditions, piracy, digital and on-demand distribution and growing competition for consumer discretionary spending may also affect the audience for our content. Furthermore, the theatrical success of a feature film may impact not only the theatrical revenues we receive but also those from other distribution channels, such as DVD sales, pay television and sales of licensed consumer products. A poor theatrical performance may also impact our negotiating strength with distributors and retailers, resulting in less desirable product promotion. Consequently, reduced public acceptance of our entertainment content has the ability to affect all of our revenue streams and would have an adverse effect on our results of operations.

WE MUST RESPOND TO AND CAPITALIZE ON RAPID CHANGES IN CONSUMER BEHAVIOR RESULTING FROM NEW TECHNOLOGIES AND DISTRIBUTION PLATFORMS IN ORDER TO REMAIN COMPETITIVE AND EXPLOIT NEW OPPORTUNITIES

Technology in the online and mobile arenas is changing rapidly. We must adapt to advances in technologies, distribution outlets and content transfer and storage (legally or illegally) to ensure that our content remains desirable and widely available to our audiences while protecting our intellectual property interests. The ability to anticipate and take advantage of new and future sources of revenue from these technological developments will affect our ability to continue to increase our revenue and expand our business. We may not have the right, and may not be able to secure the right, to distribute some of our licensed content across these, or any other, new platforms and must adapt accordingly. Similarly, we also must adapt to changing consumer behavior driven by technological advances such as video-on-demand and a desire for more short form and user-generated and interactive content. These technological advances may impact traditional distribution methods, such as reducing the demand for DVD product and the desire to see motion pictures in theaters. If we cannot ensure that our content is responsive to the lifestyles of our target audiences and capitalize on technological advances, our revenues will decline which may cause us to curtail operations.

A DECLINE IN ADVERTISING EXPENDITURES COULD CAUSE OUR REVENUES AND OPERATING RESULTS TO DECLINE SIGNIFICANTLY IN ANY GIVEN PERIOD OR IN SPECIFIC MARKETS

We anticipate deriving revenues from the sale of advertising in print and on our digital media outlets. A decline in advertising expenditures generally or in specific markets could significantly adversely affect our revenues and operating results in any given period. Declines can be caused by the economic prospects of advertisers or the economy in general could alter current or prospective advertisers’ spending priorities. Disasters, acts of terrorism, political uncertainty or hostilities could lead to a reduction in advertising expenditures as a result of economic uncertainty. Our advertising revenues may also be adversely affected by changes in audience traffic, which advertisers rely upon in making decisions to purchase advertising. A decrease  in our advertising revenues will adversely impact our results of operations.

WE COULD BE ADVERSELY AFFECTED BY STRIKES AND OTHER UNION ACTIVITY

We and our suppliers engage the services of writers, directors, actors and other talent, trade employees and others who are subject to collective bargaining agreements. If we or our suppliers are unable to renew expiring collective bargaining agreements, certain of which are expiring in the next year or two, it is possible that the affected unions could take action in the form of strikes or work stoppages. Such actions, higher costs in connection with these agreements or a significant labor dispute could adversely affect our business by causing delays in the production, the release date or by reducing the profit margins of our programming or feature films.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING, OUR BUSINESS OPERATIONS WILL BE HARMED AND IF WE DO OBTAIN ADDITIONAL FINANCING, OUR THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

There is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay any indebtedness or that we will not default on our debt obligations, jeopardizing our business viability.  Furthermore, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct our business. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

IF WE DO NOT MAINTAIN THE CONTINUED SERVICE OF OUR EXECUTIVE OFFICERS, OUR BUSINESS OPERATIONS MAY BE AFFECTED.

Our success is substantially dependent on the performance of our executive officers and key employees.  Given our early stage of development, we are dependent on our ability to retain and motivate high quality personnel.  Although we believe we will be able to engage qualified personnel for such purposes, an inability to do so could materially adversely affect our ability to market, sell, and enhance our products.  The loss of one or more of our key employees or our inability to hire and retain other qualified employees, including but not limited to development staff, business development staff, digital publishing staff and corporate office support staff, could have a material adverse effect on our business.

WE MAY INCUR UNINSURED LOSSES IN THE OPERATION OF OUR BUSINESS.

There is no assurance that we will not incur uninsured liabilities and losses as a result of the conduct of our business.  We plan to maintain comprehensive liability and property insurance at customary levels.  We will also evaluate the availability and cost of business interruption insurance.  However, should uninsured losses occur we may be unable to cover these losses from our existing work capital which may cause us to incur significant losses.

WE MAY INCUR LIABILITIES THAT WE MIGHT BE UNABLE TO REPAY IN THE FUTURE

We may incur liabilities with affiliated or unaffiliated lenders.  These liabilities would represent fixed costs which would be required to be paid regardless of the level of our business or profitability.  Our current liabilities as of  June 30, 2008 (unaudited) were as follows:  accounts payable $1,310,564, accrued expenses $1,022,536, deferred revenue $10,475, short-term notes payable $2,160,254, related party payable $193,079, and current portion of capital lease obligations of $67,795 for total current liabilities of $4,764,703.   There is no assurance that we will be able to pay all of our liabilities.  Furthermore, we are always subject to the risk of litigation from customers, suppliers, employees, and others because of the nature of our business, including but not limited to consumer lawsuits.  Litigation can cause us to incur substantial expenses and, if cases are lost, judgments, and awards can add to our costs. An increase in our costs may cause us to increase the prices at which we charge our customers which may lead to our customers to seek alternatives to our products. In such event, our revenues will decrease and we may be forced to curtail our operations.

WE MAY INCUR UNANTICIPATED COST OVERRUNS WHICH MAY SIGNIFICANTLY AFFECT OUR OPERATIONS.

We may incur substantial cost overruns in the development and enhancement of our electronic comics, printed comics, and merchandise.  Management is not obligated to contribute capital to us.  Unanticipated costs may force us to obtain additional capital or financing from other sources if we are unable to obtain the additional funds necessary to implement our business plan. There is no assurance that we will be able to obtain sufficient capital to implement our business plan successfully.  If a greater investment is required in the business because of cost overruns, the probability of earning a profit or a return of the Shareholders’ investment will be diminished.

OUR PRINCIPAL STOCKHOLDERS, OFFICERS AND DIRECTORS WILL OWN A CONTROLLING INTEREST IN OUR VOTING STOCK AND INVESTORS WILL NOT HAVE ANY VOICE IN OUR MANAGEMENT.

Our principal stockholders, officers and directors, in the aggregate, beneficially own approximately 59.14% of our outstanding common stock.  Our Chairman, Scott Rosenberg and President and Chief Operating Officer, Brian Altounian own approximately 129,302,955 and  7,777,955 shares of our outstanding common stock, respectively. As a result, our principal stockholders, officers and directors, acting together, have the ability to control substantially all matters submitted to our stockholders for approval, including:

•	election of our board of directors;
•	removal of any of our directors;
•	amendment of our certificate of incorporation or bylaws; and
•	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our principal stockholders, directors and executive officers collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our principal stockholders, directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Their stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

WE MAY NEED TO RAISE ADDITIONAL CAPITAL, WHICH MAY NOT BE AVAILABLE ON ACCEPTABLE TERMS OR AT ALL.

While we were successful in raising $4,904,725, less offering costs of $168,345 in the recent completed financing we may be required to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations.   We estimate that our capital requirements in the next six months will be approximately $2,400,000. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.  The inability to obtain additional capital may reduce our ability to continue to conduct business operations.  If we are unable to obtain additional financing, we will likely be required to curtail our research and development plans.  Any additional equity financing may involve substantial dilution to our then existing shareholders.

BECAUSE OF OUR DEPENDENCE ON A LIMITED NUMBER OF TRADITIONAL MEDIA OUTLETS, ANY SIGNIFICANT REDUCTION IN DEALS WITH MAJOR FILM STUDIOS AND TELEVISION/CABLE NETWORKS MAY IMPAIR OUR ABILITY TO OPERATE PROFITABLY.

Our business to date has been dependent upon a small number of licensing transactions with major studios and television/cable networks. For the six months ended June 30, 2008 and for the years ended December 31, 2007 and December 31, 2006, a very small number of transactions accounted for a disproportionately large percentage of our revenue. As of June 30, 2008, four customers represented approximately 45%, 18%, 14% and 9% of total revenues. For the year ended December 31, 2007, two transactions, one to each of two customers accounted for 82% of our revenues.  An acquisition sale and a rights option agreement provided 51% and 23% of the revenues, respectively.  For the year ended December 31, 2006, two customers represented approximately 82% and 14% of the Company’s total revenues. The loss of or significant reduction in transactions to any of these traditional media outlets could impair our ability to operate profitably and we may not be able to replace any decline in revenue.

RISKS RELATING TO OUR COMMON STOCK

THERE IS NO MARKET FOR OUR COMMON STOCK, WHICH MAY MAKE IT MORE DIFFICULT FOR YOU TO DISPOSE OF YOUR COMMON STOCK.

There is no established public trading market for our securities. Hence, there is no central place, such as a stock exchange or electronic trading system, to resell your common stock. If you want to resell your shares, you will have to locate a buyer and negotiate your own sale. It is our plan to utilize a market maker who will apply to have our common stock quoted on the Over-the-Counter Bulletin Board in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the Over-the-Counter Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor will be unable to liquidate his investment except by private sale.

SHOULD OUR STOCK BECOME LISTED ON THE OTC BULLETIN BOARD, IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the Over-The-Counter Bulletin Board, such as we are seeking to become, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to get re-listed on the OTC Bulletin Board, which may have an adverse material effect on our Company.

ONCE PUBLICLY TRADING, THE APPLICATION OF THE "PENNY STOCK" RULES COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON SHARES AND INCREASE YOUR TRANSACTION COSTS TO SELL THOSE SHARES.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

·	that a broker or dealer approve a person's account for transactions in penny stocks; and

·	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

·	obtain financial information and investment experience objectives of the person; and

·

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

·	sets forth the basis on which the broker or dealer made the suitability determination; and

·	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FUTURE; ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our Common Stock, and in any event, a decision to declare and pay dividends is at the sole discretion of the our Board of Directors. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We and our representatives may from time to time make written or oral statements that are “forward-looking,” including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “may,” “should,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. Among the important factors on which such statements are based are assumptions concerning our ability to obtain additional funding, our ability to compete against our competitors, our ability to integrate our acquisitions and our ability to attract and retain key employees.

DETERMINATION OF OFFERING PRICE

The selling security holders may sell the common shares issued to them from time-to-time at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

USE OF PROCEEDS

This prospectus relates to sale of shares of common stock issuable upon exercise of currently outstanding stock options that may be offered and sold from time to time by the selling stockholders. We will receive the exercise price from the sale of shares to the selling stockholders when, and if, such selling stockholders exercise their stock options. Any proceeds received by us from the exercise of such stock options will be used for general working capital purposes.

SELLING STOCKHOLDERS

The selling shareholders named in this prospectus (the "Selling Shareholders") are offering all of the 21,715,000 shares offered through this prospectus pursuant to the exercise of stock options granted to the selling shareholders pursuant to our Platinum Studios, Inc. 2007 Incentive Plan.

A total of 45,000,000 shares of common stock have been reserved for issuance under all awards that may be granted under our Platinum Studios, Inc. 2007 Incentive Plan.

If, subsequent to the date of this reoffer prospectus, we grant any further awards under the Platinum Studios, Inc. 2007 Incentive Plan, to any eligible participants who are affiliates of our company (as defined in Rule 405 under the Securities Act), Instruction C of Form S-8 requires that we supplement this reoffer prospectus with the names of such affiliates and the amounts of securities to be reoffered by them as selling stockholders.

The following table provides, as of September 15, 2008 information regarding the beneficial ownership of our common shares held by each of the selling shareholders, including:

1.	the number of common and preferred shares owned by each selling shareholder prior to this offering;

2.	the total number of common shares that are to be offered by each selling shareholder;

3.	the total number of common and preferred shares that will be owned by each selling shareholder upon completion of the offering; and

4.	the percentage owned by each selling shareholder.

Information with respect to beneficial ownership is based upon information obtained from the selling shareholders. Information with respect to "Shares Beneficially Owned Prior to the Offering" includes the shares issuable upon exercise of the stock options held by the selling shareholders to the extent these options are exercisable within 60 days of September 15, 2008. The "Number of Shares Being Offered" includes the common shares that may be acquired by the selling shareholders pursuant to the exercise of stock options granted to the selling shareholders pursuant to our Platinum Studios, Inc. 2007 Incentive Plan. Information with respect to "Shares Beneficially Owned After the Offering" assumes the sale of all of the common shares offered by this prospectus and no other purchases or sales of our common shares by the selling shareholders. Except as described below and to our knowledge, the named selling shareholder beneficially owns and has sole voting and investment power over all common shares or rights to these common shares.

Because the selling shareholders may offer all or part of the common shares currently owned or the common shares received upon exercise of the options, which they own pursuant to the offering contemplated by this reoffer prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of options that will be held upon termination of this offering. The common shares currently owned and the common shares received upon exercise of the options offered by this reoffer prospectus may be offered from time to time by the selling shareholders named below.

Name	Shares beneficially owned prior to the Offering (1)		Number of Shares that may be reoffered pursuant to this prospectus	Shares Beneficially owned after the Offering (2)
	Common Stock	Percent		Common Stock	Percent
Brian K. Altounian	20,992,955	9.06%	13,215,000	7,777,955	3.36%
Jill Zimmerman	500,000	*	500,000	0	*
Helene Pretsky	8,000,000	3.45%	8,000,000	0	*
Total			21,715,000

* Less than 1%.

(1)

Consists of (i) all shares of the Company’s common stock owned by the Selling Stockholder and (ii) all shares of common stock which the Selling Stockholder has the right to acquire through the exercise of options, including those granted under the Plan, warrants or other rights to purchase shares of common stock, exercisable within 60 days after September 17, 2008

(2)	Assumes all shares offered hereby are sold.

Since our company does not currently meet the registrant requirements for use of Form S-3, the amount of common shares which may be resold by means of this reoffer prospectus by each of the selling stockholders, and any other person with whom he or she is acting in concert for the purpose of selling securities of our company, must not exceed, in any three month period, the amount specified in Rule 144(e) promulgated under the Securities Act.

PLAN OF DISTRIBUTION

Timing of Sales

Under our Platinum Studios, Inc. 2007 Incentive Plan (the “Plan”), we are authorized to issue up to 45,000,000 shares of our common stock.

Subject to the foregoing, the selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of our company in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the common shares covered by this prospectus.

Offering Price

The sales price offered by the selling stockholders to the public may be:

1.	the market price prevailing at the time of sale;

2.	a price related to such prevailing market price; or

3.	such other price as the selling shareholders determine from time to time.

Manner of Sale

The common shares may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the common shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.	ordinary brokerage transactions in which the broker solicits purchasers;

4.	through options, swaps or derivatives;

5.	in transactions to cover short sales;

6.	privately negotiated transactions; or

7.	in a combination of any of the above methods.

The selling shareholders may sell their common shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their common shares. Brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling shareholders, or, if any such broker-dealer acts as agent for the purchaser of common shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a selling shareholder to sell a specified number of common shares at a stipulated price per common share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling shareholder, to purchase as principal any unsold common shares at the price required to fulfill the broker-dealer commitment to the selling shareholder.

Broker-dealers who acquire common shares as principal may thereafter resell the common shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the common shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the sale of the common shares may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any common shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular we will advise the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of common shares in the market and to the activities of the selling shareholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a selling shareholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling shareholder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our common stock;

2.	may not cover short sales by purchasing shares while the distribution is taking place; and

3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Penny Stock Rules

The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "institutional accredited investors." The term "institutional accredited investor" refers generally to those accredited investors who are not natural persons and fall into one of the categories of accredited investor specified in subparagraphs (1), (2), (3), (7) or (8) of Rule 501 of Regulation D promulgated under the Securities Act, including institutions with assets in excess of $5,000,000.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form required by the Securities and Exchange Commission, obtain from the customer a signed and dated acknowledgement of receipt of the disclosure document and to wait two business days before effecting the transaction. The risk disclosure document provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account.

The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

State Securities Laws

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $16,000, including, but not limited to, legal, accounting, printing and mailing fees. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

LEGAL MATTERS

An opinion on the validity of the common stock to be issued pursuant to this Registration Statement has been passed upon by Dieterich & Mazarei, LP, Los Angeles, California.

EXPERTS

Our financial statements incorporated by reference in this prospectus and registration statement have been audited by HJ Associates & Consultants, LLP, independent registered public accountants, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference certain of our publicly filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

The following documents filed with the SEC are incorporated herein by reference:

•

Reference is made to our quarterly report on Form 10-Q for the quarter ended June 30, 2008, as filed with the SEC on August 14, 2008, which is hereby incorporated by reference.

•

Reference is made to our annual report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the SEC on March 31, 2008

•

The description of our common stock in our Registration Statement on Form SB-2, as filed with the SEC on September 4, 2007, is hereby incorporated by reference.

  DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our By-laws, as amended, provide to the fullest extent permitted by California law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our By-laws, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our By-laws, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ADDITIONAL INFORMATION AVAILABLE TO YOU

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549, You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

PLATINUM STUDIOS, INC.

21,715,000 SHARES OF COMMON STOCK

PROSPECTUS

September 17, 2008

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to incorporate by reference certain of our publicly filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

The following documents filed with the SEC are incorporated herein by reference:

•

Reference is made to our quarterly report on Form 10-Q for the quarter ended June 30, 2008, as filed with the SEC on August 14, 2008, which is hereby incorporated by reference.

•

Reference is made to our annual report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the SEC on March 31, 2008

•

The description of our common stock in our Registration Statement on Form SB-2, as filed with the SEC on September 4, 2007, is hereby incorporated by reference.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Our By-laws, as amended, provide to the fullest extent permitted by California law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our By-laws, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our By-laws, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

The 45,000,000 shares of common stock to be sold by the selling stockholders pursuant to this Registration Statement are issuable upon exercise of outstanding stock options issued pursuant to the Registrant’s Platinum Studios, Inc. 2007 Incentive Plan. The stock options were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

Item 8. Exhibits.

Exhibit Number	Description
5.1	Opinion of Dieterich & Mazarei, LP
10.1	Platinum Studios, Inc. 2007 Incentive Plan
23.1	Consent of HJ Associates & Consultants, LLP

Item 9. Undertakings.

(1)	The undersigned Registrant hereby undertakes to:

(a) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution.

(b) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at the time to be the initial bona fide offering.

(c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(2) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 17, 2008.

PLATINUM STUDIOS, INC.

By:	/s/ Scott Mitchell Rosenberg
Name: Scott Mitchell Rosenberg
Chief Executive Officer (Principal Executive Officer)

By:	/s/ Brian K. Altounian
Name Brian K. Altounian
President, Chief Operating Officer & Principal Financial and Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

SIGNATURE	TITLE	DATE

/S/ Scott Mitchell Rosenberg	CHAIRMAN AND CHIEF EXECUTIVE OFFICER (PRINCIPAL EXECUTIVE OFFICER)	September 17, 2008
SCOTT MITCHELL ROSENBERG

/S/ Brian K. Altounian	PRESIDENT, CHIEF OPERATING OFFICER, PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER AND DIRECTOR	September 17, 2008
BRIAN K. ALTOUNIAN

/S/ Jill Zimmerman	DIRECTOR	September 17, 2008
JILL ZIMMERMAN